Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-232327) of M.D.C. Holdings, Inc.,
(2) Registration Statements (Form S-8 No. 333-174110, Form S-8 No. 333-188311, Form S-8 333-203863, Form S-8 No. 333-203864, Form S-8 No. 333-217796, and Form S-8 No. 333-231174) pertaining to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan and the M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors, and
(3) Registration Statement (Form S-8 No. 333-255657) pertaining to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan;
of our reports dated February 1, 2022, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. and the effectiveness of internal control over financial reporting of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) of M.D.C. Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado
February 1, 2022